UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2021
______________________
RINGCENTRAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36089	94-3322844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 Davis Drive, Belmont, CA 94002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (650) 472-4100
(Former name or former address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	RNG	New York Stock Exchange
par value $0.0001

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 3, 2021, Anand Eswaran provided the Company with notice of his resignation from his position as President and Chief Operating Officer of the Company. Mr. Eswaran is taking on the role of CEO for a private company in a category that is not competitive with RingCentral. Mr. Eswaran has agreed to serve as an advisor until the end of December 2021 to help transition his roles and responsibilities. Mr. Eswaran’s resignation is not a result of any disagreement with the Company or its board of directors, or any matter relating to the Company’s operations, policies or practices.
Additionally, on December 7, 2021, the Company’s board of directors appointed Vaibhav Agarwal, the Company’s Chief Accounting Officer, to act as interim Chief Financial Officer effective January 1, 2022.
Mr. Agarwal, age 45, joined RingCentral in 2016 as its Vice President, Corporate Controller, and has served as the Chief Accounting Officer of the Company since April 2019. Prior to joining the Company, Mr. Agarwal served as Assistant Corporate Controller of the Programmable Solutions Division of Intel Corporation (formerly Altera Corporation), a semiconductor company, from December 2014 to July 2016. From November 2011 to November 2014, Mr. Agarwal was at Intuitive Surgical Inc., a medical device company, where he last served as the Director, Corporate Accounting. Prior to that, Mr. Agarwal was at the public accounting firm PricewaterhouseCoopers from March 2005 to March 2011 and last served as Senior Manager in its Assurance practice. Mr. Agarwal is a Chartered Accountant from India and a Certified Public Accountant (Inactive) in California.
Mr. Agarwal has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no family relationships between Mr. Agarwal and any director or executive officer of the Company. The Company intends to file an amendment to this Form 8-K following determination of any material compensation changes in connection with Mr. Agarwal's service as the interim Chief Financial Officer.
Item 7.01 Regulation FD Disclosure.
Given the momentum in the business, RingCentral remains very confident with its previously issued guidance of $1.580 to $1.581 billion total revenue, representing 33% to 34% annual growth for the full year 2021.
Forward-Looking Statements
This report contains “forward-looking statements,” including but not limited to, statements regarding our future financial results and guidance, our ability to execute and lead in the UCaaS digital transformation market, our expectations around the demand for our products and the growth of the markets in which we compete. Forward-looking statements are subject to known and unknown risks and uncertainties, and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: the future effects of the COVID-19 pandemic; our ability to realize the anticipated benefits of our strategic relationships; our expectations regarding our strategic acquisitions; our ability to grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services, including RingCentral MVP™, and RingCentral Video®; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with resellers, carriers, channel partners and strategic partners; our ability to successfully and timely integrate, and realize the benefits of any significant acquisition we may make; our ability to manage our expenses and growth; our ability to successfully manage recent leadership transitions; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Form 10-Q for the quarter ended September 30, 2021, filed with the Securities and Exchange Commission, and in other filings we make with the Securities and Exchange Commission from time to time.
All forward-looking statements in this report are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits

Exhibit	Description
99.1	Press Release dated December 8, 2021
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 8, 2021

RINGCENTRAL, INC.

By:	/s/ John Marlow
Name:	John Marlow
Title:	Chief Administrative Officer, General Counsel and Secretary